Exhibit 4.3
NON-QUALIFIED STOCK OPTION AGREEMENT
          This Non-Qualified Stock Option Agreement (“Agreement”), dated March 3, 2004, is made by and between Nextera Enterprises, Inc., a Delaware corporation, hereinafter referred to as the “Company,” and Steven B. Fink, a director of the Company, hereinafter referred to as “Optionee.”
          WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of Class A Common Stock of the Company;
          WHEREAS, the Company has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Non-Qualified Option provided for herein to the Optionee.
          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE 1
DEFINITIONS
          Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.
     1.1 “Acquisition” means (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.
     1.2 “Administrator” means the Board or the Committee responsible for conducting the administration of this Agreement.
     1.3 “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, and any stock exchange or quotation system on which the Class A Common Stock is listed or quoted.
     1.4 “Board” means the Board of Directors of the Company.
     1.5 “Change in Control” means a change in ownership or control of the Company effected through any of the following transactions:

     (a) any person or related group of persons (other than the Company or a person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept;
     (b) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board;
     (c) the consummation of a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66-2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 25% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or
     (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
     1.6 “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.
     1.7 “Committee” means a committee appointed by the Board whose function is to administer this Agreement.
     1.8 “Class A Common Stock” means the Class A Common Stock of the Company, par value $0.001 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Class A Common Stock.
     1.9 “Company” means Nextera Enterprises, Inc., a Delaware corporation.

     1.10 “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company or any Parent or Subsidiary of the Company to render such services.
     1.11 “Director” means a member of the Board.
     1.12 “Employee” means any person, including a Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.
     1.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Exchange Act section shall include any successor section.
     1.14 “Expiration Date” means the tenth (10) anniversary of the Date of Grant.
     1.15 “Fair Market Value” means, as of a given date, (a) the average closing price of a share of Class A Common Stock on the principal exchange on which shares of Class A Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the ten most current trading days immediately prior to such date, or (b) if Class A Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the average mean between the closing representative bid and asked prices for the Class A Common Stock on the ten (10) most recent trading days immediately prior to such date as reported by NASDAQ or such successor quotation system; or (c) if Class A Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Class A Common Stock as established by the Administrator acting in good faith. The Administrator shall determine the Fair Market Value at least once each calendar quarter and such determination shall apply until the Administrator has made another determination of Fair Market Value.
     1.16 “Option” means the stock options granted pursuant to this Agreement.
     1.17 “Parent” means any corporation, whether now or hereafter existing (other than the Company), in an unbroken chain of corporations ending with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     1.18 “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular Securities Act section shall include any successor section.
     1.19 “Service Provider” means an Employee, Director or Consultant.
     1.20 “Share” means a share of Class A Common Stock, as adjusted in accordance with Section 4.3 below.
     1.21 “Subsidiary” means (a) any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, (b) any partnership in which the Company is a general partner, (c) any limited liability company in which the Company is a managing member, or (d) any partnership or limited liability company in which the Company possesses a 50% or greater interest in the total capital or total income of such partnership.
ARTICLE 2
GRANT OF OPTION
     2.1 Grant of Option. In consideration of the Optionee’s services to the Company and for other good and valuable consideration, effective as of March 3, 2004 (the “Date of Grant”), the Company irrevocably grants to the Optionee the option to purchase any part or all of an aggregate of 50,000 shares of Class A Common Stock upon the terms and conditions set forth in this Agreement.
     2.2 Purchase Price. The purchase price of the shares of Class A Common Stock covered by the Option shall be $0.43 per share without commission or other charge.
ARTICLE 3
EXERCISE OF OPTION
     3.1 Exercisability.
     (a) One-fourth (1/4) of the Shares subject to the Option shall vest on each anniversary of the date hereof commencing on March 3, 2005 through and including March 3, 2008, so that all of the Shares shall be vested on March 3, 2008. This Option shall be exercisable cumulatively according to the vesting schedule set forth in the preceding sentence. For purposes of this Stock Option Agreement, Shares subject to this Option shall vest based on Optionee’s continued status as a Service Provider. The Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which the Option vests; provided, however, that immediately prior to a Change in Control, one hundred percent (100%) of the Option shall automatically vest and be exercisable as to all Shares subject to the Option.
     (b) No portion of the Option which is unexercisable at the termination of Optionee’s status as a Service Provider shall thereafter become exercisable.

     (c) This Option may not be exercised for a fraction of a Share.
     (d) In the event of Optionee’s death, disability or other termination of the Optionee’s status as a Service Provider, the exercisability of the Option is governed by Sections 3.9, 3.10 and 3.11 below.
     (e) In no event may this Option be exercised to any extent by anyone after the Expiration Date.
     3.2 Method of Exercise. This Option shall be exercisable by written Notice (in the form attached as Exhibit A). The Notice must state the number of Shares for which the Option is being exercised, and such other representations and agreements with respect to such shares of Class A Common Stock as may be required by the Company pursuant to this Stock Option Agreement (including all attachments hereto). The Notice must be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Notice must be accompanied by payment of the Exercise Price, including payment of any applicable withholding tax. This Option shall be deemed to be exercised upon receipt by the Company of such written Notice accompanied by the Exercise Price and payment of any applicable withholding tax.
     3.3 Compliance With Laws. No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.
     3.4 Optionee’s Representations. If the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.
     3.5 [Intentionally Omitted]
     3.6 Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
     (a) cash;
     (b) with the consent of the Administrator, by check;
     (c) with the consent of the Administrator, surrender of other shares of Class A Common Stock of the Company which (A) in the case of Shares acquired from the Company, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised;

     (d) with the consent of the Administrator, surrendered Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Option or exercised portion thereof;
     (e) with the consent of the Administrator, property of any kind which constitutes good and valuable consideration; or
     (f) with the consent of the Administrator, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale.
     3.7 Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:
     (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;
     (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;
     (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
     (d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and
     (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.
     3.8 Rights as Stockholder. Optionee shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to Optionee.
     3.9 Restrictions on Exercise. If the issuance of Shares upon such exercise or if the method of payment for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, then the Option may also not be exercised. The Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

     3.10 Termination of Relationship. If Optionee ceases to be a Service Provider (other than by reason of the Optionee’s death or the total and permanent disability of the Optionee as defined in Code Section 22(e)(3)), Optionee may exercise this Option (to the extent the Option was vested at the date of such termination) for thirty (30) days after Optionee ceases to be a Service Provider, but in no event later than the Expiration Date. To the extent that Optionee was not vested in this Option at the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.
     3.11 Disability of Optionee. If Optionee ceases to be a Service Provider as a result of his or her total and permanent disability as defined in Code Section 22(e)(3), Optionee may exercise the Option to the extent the Option was vested at the date on which Optionee ceases to be a Service Provider, but only within twelve (12) months from such date (and in no event later than the Expiration Date). To the extent that the Option is not vested at the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate.
     3.12 Death of Optionee. If Optionee ceases to be a Service Provider as a result of the death of Optionee, the vested portion of the Option may be exercised at any time within twelve (12) months following the date of death (and in no event later than the Expiration Date) by Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. To the extent that the Option is not vested at the date of death, or if the Option is not exercised within the time specified herein, the Option shall terminate.
ARTICLE 4
OTHER PROVISIONS
     4.1 Administration. The Administrator shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret, amend or revoke any such rules; provided that the rights or obligations of the Optionee of the Option granted hereby are not affected adversely. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under this Agreement.
     4.2 Option Not Transferable. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or the Optionee’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 4.2 shall not prevent (a) transfers by will or by the applicable laws of descent and distribution, (b) the designation by the Optionee of a beneficiary to exercise the Optionee’s Option (or any portion thereof) under this Agreement after the Optionee’s death, or (c) transfers in accordance with such requirements as are prescribed by the Administrator and in accordance with the Code and applicable regulations.
     4.3 Changes in Class A Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
     (a) In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Class A Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Class A Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Class A Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Class A Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available with respect to the Option, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:
     (i) the number and kind of shares of Class A Common Stock (or other securities or property) subject to the Option; and
     (ii) the exercise price with respect to the Option.
     Any such adjustment made by the Administrator shall be final and binding upon the Optionee, the Company and all other interested persons. Notwithstanding the foregoing, the rights or obligations of the Optionee under the Option may not be affected adversely by any such adjustment.
     (b) In the event of any transaction or event described in Section 4.3(a), the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines in good faith that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available with respect to the Option or to facilitate such transaction or event:
     (i) To provide for either the purchase of the Option for an amount of cash equal to the amount that could have been obtained upon the exercise of the Option had the Option been currently exercisable or payable or fully vested or the replacement of the Option with other rights or property selected by the Administrator in its sole discretion;

     (ii) To provide that the Option cannot vest, be exercised or become payable after such event; provided, that for a specified period of time prior to such event, the Option shall be exercisable as to all Shares covered thereby;
     (iii) To provide that the Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the provisions of the Option;
     (iv) To provide that the Option be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and
     (v) To make adjustments in the number and type of shares of Class A Common Stock (or other securities or property) subject to the Option and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in the Option.
     (c) If the Company undergoes an Acquisition, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume the Option or may substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this subsection 4.3(c)). In the event any surviving corporation or entity or acquiring corporation or entity in an Acquisition, or affiliate of such corporation or entity, does not assume the Option or does not substitute similar stock awards, then, provided that Optionee’s status as a Service Provider has not terminated prior to such event, the vesting of the Option (and, if applicable, the time during which the Option may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10) days prior to the closing of the Acquisition (and the Option shall terminate if not exercised prior to the closing of such Acquisition).
     (d) The existence of this Option Agreement and the Option granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Class A Common Stock or the rights thereof or which are convertible into or exchangeable for Class A Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     4.4 Shares to Be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

     4.5 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to the Optionee at the address given beneath the Optionee’s signature hereto. By a notice given pursuant to this Section 4.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of such representative’s status and address by written notice under this Section 4.5. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
     4.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     4.7 Construction. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware without regard to conflicts of laws thereof.
     4.8 Conformity to Securities Laws. The Optionee acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of state law, the Securities Act and the Exchange Act and any and all regulations and rules promulgated by state authorities, the Securities and Exchange Commission thereunder. Notwithstanding anything herein to the contrary, the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     4.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise. In the event of any such assignment, the Company shall not be released from any of its obligations or liabilities pursuant to this Agreement and any document executed in connection herewith and shall remain primarily liable for all such obligations and liabilities.
     4.10 Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Optionee or such other person as may be permitted to exercise the Option pursuant to Section 4.2 and by a duly authorized representative of the Company. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.
     4.11 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

NEXTERA ENTERPRISES, INC.

By:	/s/ Stanley E. Maron

Name:	Stanley E. Maron

Title:	Secretary

/s/ Steven B. Fink
Steven B. Fink

EXHIBIT A
NEXTERA ENTERPRISES, INC.
NOTICE OF EXERCISE OF OPTION
Name:

Social Security Number:

I hereby give notice of the exercise of the following shares:

Type of	Date	Number of		Option		Payment
Option	Granted	Shares		Price		Due
			X		=

Method of
Payment:                                             Personal Check                       Wire Transfer                       Previously Owned Shares
In the case of an exercise using previously-owned shares, I hereby certify ownership of sufficient number of shares of Class A Common Stock for a period of at least six months to effect such exercise.

Tax Withholding
Method:                                 Personal Check                      Wire Transfer
Address to be used for Stockholder Mailings:

Address where Certificate should be mailed:

Date	Optionee’s Signature

INSIDER TRADING (Section 10b-5) REMINDERS Both the federal securities laws and Company policy prohibit transactions in the Company’s Common Stock at a time when you may be in possession of material information about the Company which has not been publicly disclosed. This also applies to members of your household, anyone receiving information regarding the Company from you, as well as all others whose transactions may be attributable to you. Material information, in short, is any information which could affect the stock price. Either positive or negative information may be material.
You may be subject to additional legal restrictions and requirements. Contact the Company’s legal counsel with any questions.

2

EXHIBIT B
INVESTMENT REPRESENTATION STATEMENT

OPTIONEE	:

COMPANY	:	NEXTERA ENTERPRISES, INC.

SECURITY	:	CLASS A COMMON STOCK

AMOUNT	:

DATE	:
In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:
     A. Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
     B. Optionee acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.
     C. Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three (3) month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.
     D. In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two (2) years, the satisfaction of the conditions set forth in clauses (1), (2), (3) and (4) of the paragraph immediately above.
     E. Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Optionee:

Date: